Exhibit 99.1

FOR IMMEDIATE RELEASE

Source: Inrad Optics, Inc.

FY 2013 FINANCIAL RESULTS RELEASED BY INRAD OPTICS, INC.

NORTHVALE, NJ, April 1 – Inrad Optics, Inc. (the “Company”) (OTC Bulletin Board: INRD) has released its consolidated financial results for the year ended December 31, 2013.

Net sales for the fourth quarter of 2013 were $ 2.7 million compared to $2.8 million and $3.4 million for the fourth quarter of 2012 and 2011, respectively. For the twelve months ended December 31, 2013, net sales were $11.2 million, down 1.5% from $11.4 million, last year, and 14.7% from $13.2 million in 2011.

The Company ended 2013 with bookings of $9.8 million, a decrease from $12.3 million or approximately 20% from 2012. Bookings in the fourth quarter of 2013 were $2.5 million. The Company ended 2013 with a backlog of $4.4 million compared to $5.9 million at the end of 2012.

The Company reported a net loss of $(549,000) in the fourth quarter of 2013 compared to a net loss of $(659,000) and net income of $142,000 in the fourth quarter of 2012 and 2011, respectively. The fourth quarter 2013 results included $313,000 of accrued and incurred expenses related to the relocation of the Florida operation to the Company’s Northvale, New Jersey facility which is currently close to completion. The Company’s 2012 fourth quarter results reflected an income tax provision of $408,000 for a write-off of deferred tax assets compared to an income tax provision for federal and state taxes of $11,000 in 2011.

Basic and diluted (loss) earnings per share for the fourth quarter was $(0.05) in 2013 versus $(0.06) in 2012 and $0.01 in 2011, respectively.

For the twelve months ended December 31, 2013, the Company reported a net loss of $(1,650,000) and a basic and diluted loss per share of $(0.14) versus $(1,421,000) and $(0.12) last year. This compares with net income of $165,000 and basic and diluted earnings per share of $0.01 for the year ended December 31, 2011.

Gross profit was $119,000 or 4.4% of sales for the fourth quarter of 2013 compared to $567,000 or 20.4% of sales and $998,000 or 29.5% of sales in the comparable quarters in 2012 and 2011, respectively.

The Company had a gross profit of $432,000 or 15.9%, in the fourth quarter of 2013 before restructuring costs of $313,000.

For the twelve months ended December 31, 2013, gross profit was $1.7 million or 14.9% of sales compared to $2.5 million or 21.8% of sales in the 2012. For the twelve months ended December 31, 2011, gross profit was $3.6 million or 27.0% of sales. Gross margins continue to be negatively impacted by declining sales and the Company’s overhead structure which is relatively fixed.

EBITDA1 for 2013 was $(739,000) versus $2,000 in 2012.

Net cash used in operating activities was $70,000 for 2013 compared to $208,000 in 2012.

In 2012, the Company negotiated an equipment loan from Valley National Bank in the amount of $750,000 and paid $500,000 as a deposit on new thin film coating equipment which was delivered in the first quarter of 2013.

The Company ended the 2013 with cash of $2.5 million, down from $3.1 million at the end of 2012.

Amy Eskilson, President and CEO of Inrad Optics stated, “Our 2013 results depict the major internal and external drivers that influenced the business during the year. Internally, the expenses associated with restructuring in New Jersey in Q2 and Q3, and the accrued expenses related to the Sarasota consolidation effort in Q4 reduced our gross profit. When combined with a decline in orders from the defense sector, the result was an operating loss of $1.5 million. With that said, many difficult but formative changes were implemented in 2013 that we believe will bear fruit in the future. Looking forward, our Q1 bookings are higher than anticipated and our consolidation of the Sarasota metal optics production facility continues to move ahead, on-time and on budget.

The consolidation of our metal optics operations into the New Jersey headquarters will integrate all of our unique resources into one optimized facility. The Sarasota capabilities combined with the extensive Northvale competencies will offer our customers an enhanced value proposition. The consolidation is expected to reduce our manufacturing costs and provides a unique opportunity to make significant improvements to our operating results in the second half of 2014.”

1 Note Regarding Use of Certain Non-GAAP Financial Measures:

The Company defines EBITDA1 as earnings (loss) before non-cash, stock-based compensation, net interest, income taxes, depreciation, and amortization. EBITDA is presented herein because we consider these numbers an important measure of the Company’s ability to internally fund capital expenditures and service debt. EBITDA should not be considered an alternative to cash flow as an indicator of the Company’s financial performance, or liquidity. The reader is referred to the Supplemental Financial Data set forth below for a reconciliation of net income (loss) to EBITDA.

The reconciliation follows:

	Years ended December 31,
Reconciliation of EBITDA and adjusted EBITDA to Net Income (Loss)	2013	2012
	(In thousands)
Net (loss) income, as reported	$(1,650)	$(1,421)
Income tax provision	--	408
Interest expense, net	186	164
Depreciation and amortization	587	650
Non-cash, stock-based compensation	138	201
EBITDA	$(739)	$2

Inrad Optics, Inc. (formerly Photonic Products Group, Inc.) was incorporated in New Jersey in 1973. In January 2012, the Company’s Board of Directors and shareholders approved the name change to Inrad Optics, Inc. The Company develops, manufactures and markets products and services for use in photonics industry sectors via three distinct but complimentary product areas - “Crystals and Devices”, “Custom Optics” and “Metal Optics”.

The Company is a vertically integrated organization specializing in crystal-based optical components and devices, custom optical components from both glass and metal, and precision optical and opto-mechanical assemblies. Manufacturing capabilities include solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the ability to handle large substrates, optical coatings and in-process metrology expertise. Inrad Optics’ customers include leading corporations in the defense, aerospace, laser systems, process control and metrology sectors of the photonics industry, as well as the U.S. Government, National Laboratories and Universities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2013. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.

INRAD OPTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$2,451,263	$3,089,013
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2013 and 2012)	1,236,958	1,557,930
Inventories, net	3,129,855	3,596,646
Other current assets	144,581	158,742
Total Current Assets	6,962,657	8,402,331
Plant and Equipment:
Plant and equipment at cost	15,638,759	15,446,826
Less: Accumulated depreciation and amortization	(13,931,775)	(14,182,712)
Total plant and equipment	1,706,984	1,264,114
Precious Metals	474,960	474,960
Deferred Income Taxes	—	—
Goodwill	311,572	311,572
Intangible Assets, net of accumulated amortization	358,760	437,324
Other Assets	33,122	534,838
Total Assets	$9,848,055	$11,425,139

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term notes payable -other	$156,600	$150,200
Accounts payable and accrued liabilities	967,963	813,705
Customer advances	146,784	297,251
Total Current Liabilities	1,271,347	1,261,156

Related Party Convertible Notes Payable	2,500,000	2,500,000

Long Term Notes Payable, net of current portion	712,868	869,135
Total Liabilities	4,484,215	4,630,291

Commitments

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares 12,050,603 issued at December 31, 2013 and 11,881,724 issued at December 31, 2012	120,508	118,819
Capital in excess of par value	18,293,782	18,076,518
Accumulated deficit	(13,035,500)	(11,385,539)
	5,378,790	6,809,798

Less - Common stock in treasury, at cost (4,600 shares)	(14,950)	(14,950)
Total Shareholders’ Equity	5,363,840	6,794,848
Total Liabilities and Shareholders’ Equity	$9,848,055	$11,425,139

INRAD OPTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012	2011
Revenues
Net sales	$11,235,654	$11,403,827	$13,177,194

Cost and expenses
Cost of goods sold	9,247,515	8,913,178	9,614,875
Restructuring costs	312,778	—	—
Selling, general and administrative expense	3,172,512	3,339,365	3,255,073
	12,732,805	12,252,543	12,869,948

Operating (loss) income	(1,497,151)	(848,716)	307,246

Other income (expense), net
Interest expense, net	(185,770)	(164,117)	(130,497)
Gain (loss) on sale or disposal of plant and equipment	32,960	—	(1,003)
	(152,810)	(164,117)	(131,500)

(Loss) income before income taxes	(1,649,961)	(1,012,833)	175,746

Income tax provision	—	408,000	11,000

Net (loss) income	$(1,649,961)	$(1,420,833)	$164,746

Net (loss) income per share - basic	$(0.14)	$(0.12)	$0.01

Net (loss) income per share - diluted	$(0.14)	$(0.12)	$0.01

Weighted average shares outstanding - basic	11,975,900	11,825,583	11,658,891

Weighted average shares outstanding – diluted	11,975,900	11,825,583	11,753,669

INRAD OPTICS, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net (loss) income	$(1,649,961)	$(1,420,833)	$164,746

Adjustments to reconcile net (loss) income to net cash (used in) operating activities:
Depreciation and amortization	586,636	650,170	835,788
401K common stock contribution	80,922	151,775	129,998
Deferred income taxes	—	408,000	—
(Gain) loss on sale or disposal of plant and equipment	(32,960)	—	1,003
Stock-based compensation expense	138,031	200,562	171,239
Change in inventory reserve	161,311	194,695	55,174

Changes in operating assets and liabilities:
Accounts receivable	320,972	494,957	171,705
Inventories	305,480	(881,821)	(573,818)
Other current assets	14,161	26,556	(66,055)
Other assets	1,716	1,718	10,679
Accounts payable and accrued liabilities	154,258	(64,052)	41,567
Customer advances	(150,467)	30,433	(175,169)
Accrued interest on Related Party Convertible Note Payable	—	—	(1,125,000)
Total adjustments	1,580,060	1,212,993	(522,889)
Net cash (used in) operating activities	(69,901)	(207,840)	(358,143)

Cash flows from investing activities:
Purchase of plant and equipment	(455,982)	(292,603)	(303,999)
Down payment on purchase of equipment	—	(500,000)	—
Purchase of precious metals	—	—	(317,517)
Proceeds from disposal of plant and equipment	38,000	—	6,000
Net cash (used in) investing activities	(417,982)	(792,603)	(615,516)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	5,349	18,260
Proceeds from term note payable	—	750,000	—
Principal payments of notes payable-other	(149,867)	(66,098)	(9,441)
Net cash (used in) provided by financing activities	(149,867)	689,251	8,819

Net (decrease) in cash and cash equivalents	(637,750)	(311,192)	(964,840)

Cash and cash equivalents at beginning of the year	3,089,013	3,400,205	4,365,045

Cash and cash equivalents at end of the year	$2,451,263	$3,089,013	$3,400,205

Supplemental Disclosure of Cash Flow Information:
Interest paid	$191,000	$181,000	$1,289,000
Income taxes paid	$2,000	$12,000	$18,000